                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

         We consent (a) to the incorporation by reference in (i) the Registration Statement (Form S-8 No. 333-77237) pertaining to the Rock-Tenn Company 1993 Employee Stock Option Plan, the Rock-Tenn Company 1993 Stock Purchase Plan, the Rock-Tenn Company 1989 Stock Option Plan and the Rock-Tenn Company 1987 Stock Option Plan, (ii) the Registration Statement (Form S-8 No. 33-83304) pertaining to the Rock-Tenn Company 1993 Employee Stock Option Plan, the Rock-Tenn Company 1993 Employee Stock Purchase Plan, the Rock-Tenn Company Incentive Stock Option Plan, the Rock-Tenn Company 1989 Stock Option Plan, and the Rock-Tenn Company 1987 Stock Option Plan, (iii) the Registration Statement (Form S-3 No. 33-93934) of Rock-Tenn Company and Post-Effective Amendment No. 1 thereto pertaining to the shelf registration of debt securities, (iv) the Registration Statement (Form S-3 No. 333-62338) of Rock-Tenn Company pertaining to the registration of $300,000,000 of debt securities, and (v) the Registration Statement (Form S-8 No. 333-62346) pertaining to Amendment No. 1 to the Rock-Tenn Company 1993 Employee Stock Option Plan and the 2000 Incentive Stock Plan, of our report dated October 24, 2002, with respect to the consolidated financial statements included in this Annual Report (Form 10-K); and (b) to the use of our report dated November 12, 2002, with respect to the financial statements of the Rock-Tenn Company 1993 Employee Stock Purchase Plan filed as an Exhibit to this Annual Report (Form 10-K) for the year ended September 30, 2002.



                               Ernst & Young LLP



Atlanta, Georgia
December 17, 2002